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                                                                 EXHIBIT 10.21

M.G. ELECTRONICS, INC.
31364 Via Colinas, #103, Westlake Village, California 91362
Phone: (818) 889-1300                   FAX: (818) 889-4987


        December 22, 1995




        Jim Minyard
        President
        M.G. Electronics
        31364 Via Colinas, #103
        Westlake Village, CA 91362

        Dear Jim,

        Effective with the new year, your base salary will be increased to $9,000 per month with a monthly bonus equal to 1% of pre-tax operating income (before corporate charges). All other provisions of your compensation package will remain the same which are as follows:

        -  Company provided automobile including operating expenses
        -  Blue Cross insurance for you and your family
        -  Discretionary bonus up to 40% of annual base pay
        -  Termination pay at minimum of 3 months plus 30 day notice

        Thanks for your contributions in 1995 and I look forward to an even more profitable 1996.


        Sincerely,



        /s/ MAURY FRIEDMAN
        Maury Friedman
        President
        Electronic Products Group